UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Retirement of Christopher M. Hall

On February 25, 2019, Veracyte, Inc. (the “Company”) announced that Christopher M. Hall, President and Chief Operating Officer, will be retiring from his positions at the Company on July 1, 2019.

(e)

2019 Bonus Plan and Bonus Plan Targets

On February 21, 2019, the independent members of the Board, on the recommendation of the Compensation Committee, approved a corporate bonus plan for the 2019 fiscal year. Under the plan, eligible employees, including executive officers, are eligible to receive annual incentive compensation based on the level of achievement of specified corporate goals related to revenue, genomic test volume and product development. With respect to the Company’s executive officers, the bonus pool can be funded from 0% to 146% of target amounts. Actual awards under the plan could either exceed or be less than the targets established, as determined by the Compensation Committee and based on corporate and individual performance.

The independent members of the Board also approved, on the recommendation of the Compensation Committee, bonus targets under the 2019 Bonus Plan for the following named executive officers, which are the following percentages of their 2019 base salaries: Bonnie H. Anderson – 100%; Christopher M. Hall – 60%; and Keith S. Kennedy – 55%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 26, 2019

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)